701 Koehler Avenue, Suite 7 Ronkonkoma, NY 11779 (631) 981-9700 - www.lakeland.com

Lakeland Industries to Report Q3 FY06
Conference Call on Monday, December 12, 2005

RONKONKOMA, NY – December 6, 2005 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, will release its financial results for the 3 months ended October 31, 2005 before the public capital markets open on Monday December 12, 2005. On the same day, Lakeland will host a conference call at 9:00 AM (EST) to discuss the Company’s Q3 FY06 operating results.

The call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 800-370-0898 (Domestic) or 973-409-9260 (International) and referencing conference ID# 6806512.

For a replay of this call, through December 19, dial 877-519-4471 (Domestic) or 973-341-3080 (International) and giving the Operator Pass Code 6806512.

For more information concerning Lakeland, please visit us at: www.lakeland.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and 8-K(s), registration statements, annual reports and other periodic reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “anticipated,” “estimated” or “expected,” which words reflect the current view of the Company with respect to future events. We caution readers 0-that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.